EXHIBIT (A)(1)(L)

[LETTERHEAD OF SARD VERBINNEN & CO.]

For Immediate Release

Contact:	Anna Cordasco or Carrie Bloom
Sard Verbinnen & Co.
212/687-8080

TRACINDA PURCHASES SHARES OF MGM MIRAGE IN TENDER OFFER

LOS ANGELES, CA – January 11, 2007 – Tracinda Corporation today announced that it has purchased 444,466 shares of MGM MIRAGE (NYSE: MGM) common stock validly tendered in the recently completed tender offer, increasing its beneficial ownership in MGM MIRAGE from 158,392,864 shares to 158,837,330 shares, or from approximately 55.8% to approximately 55.9%, respectively. The number of shares purchased is less than the amount tendered by 107 shares, reflecting the failed delivery of 62 shares and failure by a guarantor to deliver 45 shares under guaranteed delivery provisions of the tender offer.

Any questions regarding the Offer should be directed to D.F. King & Co., Inc., the information agent for the Offer. Banks and brokerage firms can call D.F. King & Co., Inc. at (212) 269-5550. All others can call toll free at (800) 207-3158.

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